EXHIBIT 2.1

Delaware
The First State	PAGE 1

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “PEXCON, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE SECOND DAY OF JANUARY, A.D. 2002, AT 9 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “TRAILRIDGE HOLDINGS, INC.” TO “GLOW BENCH SYSTEMS INTERNATIONAL, INC.”, FILED THE SIXTH DAY OF APRIL, A.D. 2004, AT 3 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “GLOW BENCH SYSTEMS INTERNATIONAL, INC.” TO “PEXCON, INC.”, FILED THE FOURTEENTH DAY OF DECEMBER, A.D. 2004, AT 10:53 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.

Harriet Smith Windsor, Secretary of State
3475687 8100H	AUTHENTICATION: 3953523
050501532	DATE: 06-15-05

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/02/2002
020001326 - 3475687

CERTIFICATE OF INCORPORATION

FIRST: The name of this corporation shall be TRAILRIDGE HOLDINGS, INC.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is The Company Corporation.

THIRD: The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which this corporation is authorized to issue is One Thousand Five Hundred (1,500) shares of Common Stock without par value.

FIFTH: The name and address of the incorporator is as follows:

Cindy Griffith

The Company Corporation

2711 Centerville Road

Suite 400

Wilmington, Delaware 19808

SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this second day of January, A.D. 2002.

Name: Cindy Griffith
Incorporator

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:08 PM 04/06/2004
FILED 03:00 PM 04/06/2004
SRV 040252809 - 3475687 FILE

STATE of DELAWARE

CERTIFICATE of AMENDMENT of

CERTIFICATE of INCORPORATION

•	First: That at a meeting of the Board of Directors of

TRAILRIDGE HOLDINGS, INC.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Articles thereof numbered “First and Fourth” so that, as amended, said Articles shall be and read as follows:

FIRST: THE CORPORATION NAME SHALL BE AMENDED TO READ AS FOLLOWS: GLOW BENCH SYSTEMS INTERNATIONAL, INC.

FOURTH: THE CORPORATION SHALL BE AUTHORIZED TO ISSUE 200,000,000 SHARES OF COMMON STOCK WITH A PAR VALUE OF $0.000000001 AND 20,000,000 SHARES OF PREFERRED STOCK WITH A PAR VALUE OF $0.0000001.

•	Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

•	Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

•	Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

BY:
(Authorized Officer)

NAME:	Chairman and CEO

(Type or Print)	Jay O. Wright

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Glow Bench Systems International, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “                    ” so that, as amended, said Article shall be and read as follows:

The Name of the Corporation shall be Pexcon, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 30th day of November, 2004.

By:
Authorized Officer
Title:	President/CEO
Name:	Danny W. Beauchamp
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:58 AM 12/14/2004
FILED 10:53 AM 12/14/2004
SRV 040902004 - 3475687 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

PEXCON, INC.

It is hereby certified that at a meeting of the Board of Directors of PEXCON, INC. (the “Corporation”) resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of Corporation, declaring said amendments to be advisable. The resolutions setting forth the proposed amendments are as follows:

1. The name of the corporation (hereinafter called the “Corporation”) is PEXCON, INC.

2. The certificate of incorporation of the Corporation is hereby amended by striking out Articles First and Fourth thereof and by substituting in lieu of said Articles the following new Articles:

“FIRST: The name of the corporation shall be TEKOIL & GAS CORPORATION.”

“FOURTH: The Corporation shall be authorized to issue Eight Hundred Million (800,000,000) shares of common stock with a par value of $0.00000001 and twenty million (20,000,000) shares of preferred stock with a par value of $0.00000001.”

3. The amendments to the certificate of incorporation herein certified have been duly adopted by the shareholders of the Corporation in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on June 29, 2005.

TEKOIL & GAS CORPORATION

By:	/s/ Mark S. Western

Name:	Mark S. Western

Title:	Chairman and Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

TEKOIL & GAS CORPORATION

Tekoil & Gas Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said Corporation at a meeting duly convened and held on August 17, 2005, adopted the following resolution:

RESOLVED, that the recommendation of the Board of Directors of the Company to effect the Reverse Stock Split is hereby approved and adopted in all respects. Furthermore, all documentation and instruments required to be executed and/or delivered in connection with the Reverse Stock Split, be and the same hereby are, authorized, approved, adopted and ratified in all respects;

BE IT FURTHER RESOLVED, that the recommendation of the Board of Directors of the Corporation to reduce the number of authorized shares of Common Stock of the Corporation from 800,000,000 to 200,000,000, in conjunction with the Reverse Stock Split, is hereby approved and adopted in all respects;

BE IT FURTHER RESOLVED, that the recommendation of the Board of Directors of the Corporation to adjust the par value of the Common shares of the Corporation from $0.00000001 to $0.000001 in connection with the Reverse Stock Split, is hereby approved and adopted in all respects;

SECOND: That such reclassification and reverse split of the outstanding Common Stock as of October 6, 2005 was authorized on August 17, 2005 by the holders of a majority of the issued and outstanding stock entitled to vote in accordance with the provisions of Section 211 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendments were duly adopted in accordance with Sections 211 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Mark S. Western, its President, this 17th day of August, 2005.

TEKOIL & GAS CORPORATION

By:	/s/ Mark S. Western
Mark S. Western, President